CONFIRMING STATEMENT



This Statement confirms that the
undersigned has authorized and designated each of Mack D. Pridgen III and Cynthia M. Latvala to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Highwoods Properties, Inc. The authority of Mack D. Pridgen III and Cynthia
M. Latvala under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Highwoods Properties, Inc., unless earlier revoked in writing. The undersigned acknowledges that Mack
D. Pridgen III and Cynthia M. Latvala are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Security Exchange Act of 1934.



Date:  	9/28/2004		   Name:		W. Brian
Reames


				Signature:	/s/ W. Brian Reames